Exhibit 3.1(69)

FILE COPY

CERTIFICATE OF INCORPORATION

OF A

PRIVATE LIMITED COMPANY

Company No. 6618514

The Registrar of Companies for England and Wales hereby certifies that

BRABCO 817 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House on 12th June 2008

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 6618514

The Registrar of Companies for England and Wales hereby certifies that

BRABCO 817 LIMITED

having by special resolution changed its name, is now incorporated under the name of

MR FREEZE UK LIMITED

Given at Companies House on 14th August 2008

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 6618514

The Registrar of Companies for England and Wales hereby certifies that

MR FREEZE UK LIMITED

having by special resolution changed its name, is now incorporated under the name of

MR FREEZE (EUROPE) LIMITED

Given at Companies House on 20th August 2008